UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2005

MIDAS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-13409	36-4180556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Arlington Heights Road

Itasca, Illinois 60143

(Address of Principal Executive Offices, including Zip Code)

(630) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Annual Director Restricted Stock Award

On March 7, 2005, at a meeting of the Board of Directors (the “Board”) of Midas, Inc. (the “Company”), the Board, upon the recommendation of its Nominating and Corporate Governance Committee, approved the replacement of the Annual Director Stock Incentive Award with an Annual Director Restricted Stock Award. Prior to this change, each non-employee Director of the Company was entitled to receive from the Company, on an annual basis, one ten-year option to purchase 2,000 shares of the Company’s Common Stock, which option was exercisable in equal annual installments on each of the first five anniversaries of the date of grant. However, commencing with the 2005 grants (currently scheduled for May 2005), each non-employee Director of the Company shall instead receive from the Company, on an annual basis, 1,000 restricted shares of the Company’s Common Stock, which restricted shares shall be exercisable in equal annual installments on each of the first four anniversaries of the date of grant.

Acceleration of CEO Restricted Shares

In addition, at its meeting held on March 7, 2005, the Board, upon the recommendation of its Compensation Committee, approved the accelerated vesting of 50,000 restricted shares of the Company’s Common Stock which were among the restricted shares granted to Mr. Feldman in January 9, 2003, as an inducement to accept the position of the Company’s President and Chief Executive Officer. As set forth in Mr. Feldman’s original employment offer letter, and as provided in the applicable Restricted Stock Award Agreement, the Board has the discretionary right to accelerate vesting of such restricted shares in 50,000 share increments on each anniversary of the date of grant if the total shareholder return on the Company’s Common Stock during the immediately preceding 12-month period exceeds the total shareholder return of the S&P 500 Index for the same period. At its meeting, the Board confirmed that the total shareholder return on the Company’s Common Stock during the 12-month period from January 9, 2004, to January 9, 2005, did, in fact, substantially exceed the total shareholder return of the S&P 500 Index for the same period.

2005 Base Salaries for Named Executive Officers

Also at its meeting held on March 7, 2005, the Board, upon the recommendation of its Compensation Committee, approved the following 2005 annual base salaries for the Company’s named executive officers:

Alan D. Feldman (President and CEO):	$725,000

William M. Guzik (SVP and CFO):	$275,000

John A. Warzecha (SVP, Franchise Operations and Sales):	$250,000

Frederick W. Dow, Jr. (SVP and Chief Marketing Officer):	$250,000

David C. Perrin (VP, MIS):	$211,000

The foregoing base salaries are effective as of April 1, 2005.

2004 Incentive Compensation Plan

Also at its meeting held on March 7, 2005, the Board, upon the recommendation of its Compensation Committee, approved the awards granted to the Company’s executive officers and key employees, excluding its President and Chief Executive Officer, under the Company’s 2004 Annual Incentive Compensation Plan (the “2004 Plan”).

The 2004 Plan, the terms of which had been approved by the Compensation Committee at its meeting held on November 10, 2003, was intended to provide incentives to the 2004 Plan participants in the form of cash bonus payments for achieving certain specified performance goals.

The bonus target levels under the 2004 Plan ranged between 15% and 50% (or such greater percentage as may have resulted from the “2 for 1” enhancement feature described below) of the applicable participant’s annual base salary, depending upon the participant’s salary grade within the Company. The bonus target level under the 2004 Plan for the Company’s Senior Vice Presidents was 50%, and the bonus target level under the 2004 Plan for the Company’s Vice Presidents was 35% (again, subject to the “2 for 1” enhancement feature described below). The 2004 Plan was comprised of two components – a Total Company Objectives component (the “Company Component”), which represented 70% of the 2004 Plan’s potential bonus payout, and an Individual Objectives component (the “Individual Component”), which represented 30% of the 2004 Plan’s potential bonus payout.

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Bonus awards pursuant to the Company Component were based (a) approximately 28% upon the Company’s achievement of a specified debt reduction target level (the “Debt Reduction Target”), and (b) approximately 72% upon the Company’s achievement of certain established financial metrics relating to operating income (the “Financial Target”). Bonus awards under the Debt Reduction Target portion the Company Component were contingent upon the Company achieving 100% of the Debt Reduction Target. Bonus awards under the Financial Target portion of the Company Component were contingent upon the Company achieving at least 80% of the Financial Target (the “Financial Target Threshold”). However, the Financial Target portion of the Company Component contained a “2 for 1” enhancement feature whereby, for each 1% over the Financial Target achieved by the Company, an additional 2% was added to the target bonus award under the Financial Target portion of the Company Component, subject to an overall cap of 150% of a participant’s total bonus target level under the 2004 Plan. Similarly, for each 1% that the Company fell short of the Financial Target, the target bonus award under the Company Component was reduced by 2%.

Bonus awards pursuant to the Individual Component were based upon a 2004 Plan participant’s achievement of specific individual objectives. Individual objectives were established by mutual agreement of the participant and his or her direct supervisor within the Company, and aligned with, and otherwise supported and/or advanced, the Company’s overall business strategy for 2004. Bonus awards pursuant to the Individual Component were not contingent upon the Company’s achievement of the Debt Reduction Target, the Financial Target or any other financial metrics.

The Compensation Committee oversaw the 2004 Plan. All bonus awards made pursuant to the 2004 Plan were subject to the Compensation Committee’s approval. In addition, the Compensation Committee had sole authority to determine whether the Debt Reduction Target and the Financial Target Threshold had been achieved by the Company and, if so, the applicable target bonus award percentage under the Financial Target portion of the Company Component resulting from the “2 for 1” enhancement feature described above. The 2004 Plan also provided the Compensation Committee with discretion to include or exclude extraordinary items in determining the level of achievement of the Financial Target.

The following named executive officers of the Company will receive the amounts indicated pursuant to the 2004 Plan:

William M. Guzik (SVP and CFO):	$120,900

John A. Warzecha (SVP, Franchise Operations and Sales):	$109,300

Frederick W. Dow, Jr. (SVP and Chief Marketing Officer):	$111,400

David C. Perrin (VP, MIS):	$63,200

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAS, INC.

/s/ William M. Guzik
By:	William M. Guzik
Its:	Chief Financial Officer

Date: March 11, 2005

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